                                                                     EXHIBIT 3.7

                            ARTICLES OF INCORPORATION


TO THE DEPARTMENT OF STATE:
COMMONWEALTH OF PENNSYLVANIA:


         In compliance with the requirements of the "BUSINESS CORPORATION LAW," approved the 5th day of May, A.D. 1933, P.L. 364, as amended, the undersigned, desiring that they may be incorporated as a business corporation, do hereby certify:

         1st.  The name of the corporation is  Herr Manufacturing Company
                                               ---------------------------

         2nd. The location and post office address of its initial registered office in this Commonwealth is 118 South Christian Street, Lancaster, Lancaster
                               ------------------------------------------------
                               (number)    (street)         (city)     (county)

         3rd. The purpose or purposes of the corporation are: To produce, process, manufacture, buy, sell and deal in metal, wood, plastic, synthetic and natural materials, articles made in whole or in part therefrom, and personal property of every class and description, and to buy, hold, sell and lease real estate necessary and appropriate for its corporate purposes.

         4th. The term of its existence is perpetual.

         5th. The authorized capital stock of the corporation is $200,000.00 divided into (1) 2,000 shares of common stock of the par value of $100.00 per share. Common stock shall have preemptive rights only insofar as voting stock is concerned and shall hold and possess exclusively all preemptive rights of the corporation.

         6th. The value of the property with which the corporation will being business is $900.00.

         7th. The name and addresses of the first directors:


NAME                      ADDRESS, INCLUDING STREET AND NUMBER, IF ANY

John K. Herr              1020 Marietta Avenue, Lancaster, Pa.

--------

  (1) There should be set forth the number and par value of all shares having par value, the number of shares without par value, and the stated applicable thereto. If the shares are to be divided into classes, a description of each class, and a statement of preferences, qualifications, , restrictions, and the special or relative rights granted to, or imparted upon, the shares of each class.

John K. Herr, Jr.                       1517 Biltmore Avenue, Lancaster, Pa.
Richard F. Herr                         871 Grand View Blvd., Lancaster, Pa.
William F. Herr                         Columbia R.D. #2, Pa.
Elizabeth M. Witmer                     808 North 16th Street, Harrisburg Pa.


         8th. The names and addresses of the incorporators and the number and class of shares subscribed by each are:


NAME                                       ADDRESS,
                             (INCLUDING STREET AND NUMBER, IF ANY)           NO. AND CLASS OF SHARES
John K. Herr               1020 Marietta Ave., Lancaster, Pa.                        500 common
John K. Herr, Jr.          1517 Biltmore Ave., Lancaster, Pa.                        100 Common
Richard F. Herr            871 Grand View Blvd., Lancaster, Pa.                      100 Common
William F. Herr            Columbia R.D. #2, Pa.                                     100 Common
Elizabeth M. Witmer        808 North 16th St., Harrisburg Pa.                        100 Common

         9th. The number of incorporators who are citizens of the United States five .


    /s/John K. Herr          (SEAL)      /s/ William F. Herr              (SEAL)
  ---------------------------            ------------------------------
    (John K. Herr)                       (William F. Herr)

   /s/ John K. Herr, Jr.     (SEAL)      /s/ Elizabeth H. Witmer          (SEAL)
  ---------------------------            ------------------------------
    (John K. Herr, Jr.)                  (Elizabeth H. Witmer)

 /s/ Richard F. Herr         (SEAL)                                       (SEAL)
  ---------------------------            ------------------------------
    (Richard F. Herr)

Commonwealth of Pennsylvania     )
                                 ) SS:
County of Lancaster              )

         Before me, a Notary Public in and for the county aforesaid, personally came the above named, JOHN K. HERR, JOHN K. HERR, JR., RICHARD F. HERR, WILLIAM F. HERR, and ELIZABETH H. WITMER
who, in due form of law, acknowledged the foregoing instrument to be their act and deed for the purposes therein specified.

         Witness my hand and seal of office the 3rd day of February A.D. 1953.

                                            /s/ Elizabeth C. Dysinger
                                         ---------------------------------
                                                Notary Public

Approved and filed in the Department of State, 4th day of February A.D. 1953.

Microfilm Number _____________        Filed with the Department of State on  Feb 01 1994
Entity Number:     159359                         /s/ Smith
                                      -------------------------------------
                                          Secretary of the Commonwealth


                ARTICLES OF MERGER-DOMESTIC BUSINESS CORPORATION
                             DSCS: 15-1926 (REV 90)


         In compliance with the requirements of 15 Pa.C.S. Section 1926 (relating to articles of merger or consolidation), the undersigned business corporations, desiring to effect a merger, hereby state that:

1. The name of the corporation surviving the merger is:  HERR MANUFACTURING
COMPANY


2. (Check and complete on the of following):

         X The surviving corporation is a domestic business corporation and the (a) address of its current registered office in the Common wealth or (b) name of its commercial registered provider and the county of venue is (the Department hereby authorized to correct the following information to conform to the records of the Department):

                  (a)   625 Fountain Avenue, P.O. Box 4623, Lancaster, Pennsylvania 17604-4623  Lancaster
                        (Number and Street)                   (City)      (State)     (Zip)     (County)

                  (b)   c/o:
                           (Name of Commercial Registered Office Provider)                      (County)

                  For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

                           ____The surviving corporation is a qualified foreign business corporation incorporated under the laws of ________ and the (a) address of its current office in this Commonwealth or (b) name of its commercial registered office provider and the country of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

                  (a)
                        (Number and Street)                   (City)      (State)     (Zip)     (County)

                  (b)   c/o:
                           (Name of Commercial Registered Office Provider)                       (County)


                  For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

                           ____The surviving corporation is a nonqualified foreign business corporation incorporated under the laws of ________ and the address of its principal office under the laws of such domiciliary jurisdiction is:


                        (Number and Street)                   (City)      (State)     (Zip)     (County)

3. The name and the address of the registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:

Name of Corporation                 Address of Registered Office or Name of Commercial Registered Office Provider    County

Herr Equipment Company              625 Fountain Avenue, P.O. Box 4623, Lancaster, PA 17604-4623                     Lancaster

4. (Check and if appropriate complete, one of the following):

          X The plan of merger shall be effective upon filing these Articles of Merger in the Department of State.

            The plan of merger shall be effective on                   at
                                                      ----------------     -------------------------------
                                                          Date                          Hour

5. The manner in which the plan of merger was adopted by each domestic corporation is as follows:

         Name of Corporation                                  Manner of adoption
         Herr Manufacturing Company                Unanimous Written Consent of Shareholders and Directors


         Herr Equipment Company                    Unanimous Written Consent of Shareholders and Directors


6. (Strike out this paragraph if no foreign corporation is a party to the merger). The plan was authorized, adopted or approved, as the case may be, by the foreign business corporation (or each of the foreign business corporations) party to the plan in accordance with the laws of the jurisdiction in which it is incorporated.

7. (Check, and if appropriate complete, one of the following):

           The plan of merger is set forth in full in Exhibit A attached hereto and made a part hereof.

         X Pursuant to 15 Pa.C.S. Section 1901 (relating to omission of certain provisions from filed plans) the provisions, if any, of the plan of merger that amend or constitute the operative Articles of Incorporation of the surviving corporation as in affect subsequent to the effective date of the plan are set forth in full in Exhibit A attached hereto and made a part hereof. The full text of the plan of merger is on file at the principal place of business of the surviving corporation, the address of which is:

                    118 South Christian Street    Lancaster PA Lancaster  County
                        Number and Street          City     State            Zip

                  IN TESTIMONY WHEREOF, the undersigned corporation or each undersigned corporation has caused these Articles of Merger to be signed by a duly authorized officer thereof this 28th day of January, 1994.


                                        HERR MANUFACTURING COMPANY
                                            (Name of Corporation)

                                        By:  /s/ Stuart W. Herr
                                             ----------------------------------
                                                 (Signature)

                                        TITLE:   President


                                        HERR EQUIPMENT COMPANY
                                           (Name of Corporation)

                                        By:  /s/ John K. Herr, Jr.
                                             ----------------------------------
                                                  (Signature)

                                        TITLE:   President

                                                                       EXHIBIT A


                            ARTICLES OF INCORPORATION



TO THE DEPARTMENT OF STATE:
COMMONWEALTH OF PENNSYLVANIA:

         In compliance with the requirements of the "BUSINESS CORPORATION LAW" approved the 5th day of May, A.D. 1933, P. L. 364, as amended, the undersigned, desiring that they may be incorporated as a business corporation, do hereby certify:

         1st. The name of the corporation is Herr Manufacturing Company.

         2nd. The location and post office address of its initial registered office in this Commonwealth is 118 South Christian Street, Lancaster, Lancaster County.

         3rd. The purpose or purposes of the corporation are:

To produce, process, manufacture, buy, sell and deal in metal, wood, plastic, synthetic and natural materials, articles made in whole or in part therefrom, and personal property of every class and description, and to buy, hold, sell and lease real estate necessary and appropriate for its corporate purposes.

         4th. The term of its existence is perpetual.

         5th. The authorized capital stock of the corporation is $200,000.00 divided into 2,000 shares of common stock of the par value of $100.00 per share. Common stock shall have preemptive rights only insofar as voting stock is concerned and shall hold and possess exclusively all preemptive rights of the corporation.

         6th. The value of the property with which the corporation will begin business is $900.00.

         7th. The name and addresses of the first directors:

NAME                                    ADDRESS
John K. Herr                            1020 Marietta Avenue, Lancaster, Pa.
John K. Herr, Jr.                       1517 Biltmore Avenue, Lancaster, Pa.
Richard F. Herr                         871 Grand View Blvd., Lancaster, Pa.
William F. Herr                         Columbia R.D. #2, Pa.
Elizabeth M. Witmer                     808 North 16th Street, Harrisburg, Pa.

         8th. The names and addresses of the incorporators and the number and class of shares subscribed by each are:

NAME                                  ADDRESS                              NO. AND CLASS OF SHARES
John K. Herr               1020 Marietta Ave., Lancaster, Pa.                     500 common
John K. Herr, Jr.          1517 Biltmore Ave., Lancaster, Pa.                     100 common
Richard F. Herr            871 Grand View Blvd., Lancaster, Pa.                   100 common
William F. Herr            Columbia R.D. #2, Pa.                                  100 common
Elizabeth M. Witmer        808 North 16th St., Harrisburg Pa.                     100 common

         9th. The number of incorporators who are citizens of the United States is five.

      /s/ John K. Herr         (SEAL)           /s/ William F. Herr       (SEAL)
  ----------------------------           ---------------------------------
   (John K. Herr)                          (William F. Herr)

    /s/ John K. Herr, Jr.      (SEAL)          /s/ Elizabeth H. Witmer    (SEAL)
  ----------------------------           ---------------------------------
   (John K. Herr, Jr.)                     (Elizabeth H. Witmer)

  /s/  Richard F. Herr         (SEAL)                                     (SEAL)
  ----------------------------           ---------------------------------
   (Richard F. Herr)

Commonwealth of Pennsylvania    )
                                ) SS.:
County of Lancaster             )


         Before me, a Notary Public in and for the county aforesaid, personally came the above named, JOHN K. HERR, JOHN K. HERR, JR., RICHARD F. HERR, WILLIAM
F. HERR, and ELIZABETH H. WITMER, who, in due form of law, acknowledged the foregoing instrument to be their act and deed for the purposes therein specified.

         Witness my hand and seal of office the 3rd day of February A.D. 1953. (NOTARY SEAL)

                                            /s/ Elizabeth C. Dysinger
                                            ----------------------------------
                                            Notary Public
                                            My Commission Expires Feb. 1, 1957

         Approved and filed in the Department of State, 4th day of February, A.D. 1953.


                                            /s/  Gene D. Smith
                                            ----------------------------------
                                            Secretary of the Commonwealth


                                       -3-